EXHIBIT 10.17



                 [LETTERHEAD OF THE CLIPPER GROUP, L.P.]



December 10, 1993



TA Holdings Corporation
TA Operating Corporation
200 Public Square
Cleveland, OH  94114

Dear Sirs:

            This letter confirms our agreement that The Clipper Group, L.P. and Clipper Capital Partners, L.P. (collectively, "Clipper") have been engaged by TA Holdings Corporation ("Holdings") and TA Operating Corporation ("TA") to act as their exclusive financial advisors, upon the terms and subject to the conditions set forth herein.

            In connection with such engagement, if requested by TA or Holdings from time to time during the term hereof, Clipper shall, if it determines in its discretion that it is willing and able to do so, provide financial advisory services to TA and Holdings, including, but not limited to:

          (i) analysis of the business, operations, financial condition and future prospects of TA;

         (ii) advice to TA and Holdings with respect to strategy and tactics to be employed in future transactions;

        (iii)   strategic and financial planning;

         (iv)   advice relating to analysis and financing of future investments;

          (v) advice relating to future mergers, sales of assets or recapitalization;

         (vi) advice regarding public or private debt or equity financings, including the selection of underwriters or placement agents;

        (vii) analysis of acquisition candidates and the arranging of financing necessary to effect such acquisitions; and

       (viii)   analysis of divestitures or other such material transactions.


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            If Clipper shall determine to perform any such services, Holdings and TA shall compensate Clipper for such services at such rates as Clipper shall establish from time to time, consistent with those rates customarily charged at the time by nationally recognized investment banking firms for similar services.

            If Clipper shall determine that it is not willing or able to perform any such services, Holdings and TA may retain another independent investment banking firm to provide the requested services. In all other circumstances, Clipper shall be the exclusive financial advisor to Holdings and National.

            Upon consummation of TA's acquisition of the assets of the Truckstops of America network (the "Acquisition"), Holdings will pay to Clipper a fee of $975,000 for Clipper's services in arranging and negotiating debt and equity financing for the Acquisition.

            In partial consideration for entering into this agreement, TA and Holdings will reimburse Clipper for all of its out-of-pocket expenses (including, without limitation, the fees and expenses of its legal counsel) incurred in connection with its engagement hereunder, including, without limitation, in connection with the Acquisition and related financing (including, without limitation, the formation of investment partnerships). Holdings and TA will also indemnify Clipper pursuant to a letter agreement to be entered into separately, a copy of which is attached as Exhibit A to this letter, and which shall survive any termination of Clipper's engagement hereunder.

            This agreement will continue from the date hereof until such time as of Clipper and its affiliates, including the Clipper managed partnerships, no longer own, directly or indirectly through National Auto/Truckstops Holdings Corporation, in the aggregate, 5% or more of the equity securities of TA or Holdings.

            Please confirm your agreement with the foregoing by signing and returning the enclosed duplicate of this letter.

Sincerely,



The Clipper Group, L.P.
Clipper Capital Partners, L.P.


By: /s/ Louis J. Mischianti
   -------------------------------------
Name:  Louis J. Mischianti
     -----------------------------------
Title:
      ----------------------------------




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Accepted and Agreed to:

TA Holdings Corporation


By:    /s/ James W. George
      -------------------------------
Name:  James W. George
      -------------------------------
Title: Controller
      -------------------------------

TA Operating Corporation


By:    /s/ James W. George
      -------------------------------
Name:  James W. George
      -------------------------------
Title: Controller
      -------------------------------


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                                                                     Exhibit A




                                                December 10, 1993



The Clipper Group, L.P.
Clipper Capital Partners, L.P.
55 East 52nd Street
27th Floor
New York, New York 10055

Gentlemen:

            In connection with your engagement to advise and assist us with the acquisition of the Truckstops of America network, we hereby agree to indemnify and hold harmless The Clipper Group, L.P. and Clipper Capital Partners, L.P. (collectively, "Clipper") and its affiliates, the respective directors, officers, partners, agents and employees of Clipper and its affiliates and each other person, if any, controlling Clipper or any of its affiliates, to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses incurred by them (including fees and disbursements of counsel) which
(A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or (ii) actions taken or omitted to be taken by an indemnified person with our consent or in conformity with our actions or omissions or (B) are otherwise related to or arise out of Clipper's activities on our behalf under Clipper's engagement, and we will reimburse Clipper and any other person indemnified hereunder for all expenses (including fees and disbursements of counsel) as they are incurred by Clipper or such other indemnified person in connection with investigating, preparing or defending any such action or claim whether or not in connection with pending or threatened litigation in which Clipper or any other indemnified person is a party. We will not be responsible, however, for any losses, claims, damages, liabilities or expenses pursuant to clause (B) of the preceding sentence which are finally judicially determined to have resulted exclusively from the willful misconduct or gross negligence of the person seeking indemnification hereunder. We also agree that neither Clipper, nor any of its affiliates, nor any director, officer, partner agent or employee of Clipper or any of its affiliates, nor any person controlling Clipper or any of its affiliates, shall have any liability to us for or in connection with such engagement except for such liability for losses, claims, damages, liabilities or expenses incurred by us which is finally judicially determined to have resulted exclusively from Clipper's willful misconduct or gross negligence. We further agree that we will not, without the prior written consent of Clipper, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not Clipper or any indemnified person is an actual or potential party to such claim,




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action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of Clipper and each other indemnified person hereunder form all liability arising out of such claim, action, suit or proceeding.

            Promptly after receipt by an indemnified person of notice of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such person will notify us in writing of such complaint or of the commencement of such action or proceeding, but failure so to notify us will not relieve us from any liability which we may have hereunder or otherwise, except to the extent that such failure materially prejudices our rights. If we do elect or are requested by such indemnified person, we will assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to Clipper and the payment of the fees and disbursements of such counsel. In the event, however, such indemnified person reasonably determines in its judgment that having common counsel would present such counsel with a conflict of interest or if we fail to assume the defense of the action or proceeding in a timely manner, then such indemnified person may employ separate counsel to represent or defend it in any such action or proceeding and we will pay the fees and disbursements of such counsel provided that we will not be required to pay the fees and disbursements of more than one separate counsel for all indemnified persons in any jurisdiction in any single action or proceeding. In any action or proceeding the defense of which we assume, the indemnified person will have the right to participate in such litigation and to retain its own counsel at such indemnified person's own expense.

            We agree that if any indemnification sought by an indemnified person pursuant to this letter agreement is held by a court to be unavailable for any reason other than as specified in the second sentence of the first paragraph of this letter agreement, we and the indemnified person will contribute to the losses, claims, damages, liabilities and expenses for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to us, on the one hand, and Clipper, on the other hand, in connection with Clipper's engagement referred to above, subject to the limitation that the aggregate contribution of all indemnified persons to all losses, claims, damages, liabilities and expenses with respect to which contribution is available hereunder will not exceed the amount of fees actually received by Clipper from us pursuant to Clipper's engagement referred to above. It is hereby agreed that the relative benefits to us, on the one hand, and the indemnified person, on the other hand, with respect to Clipper's engagement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received by us or our stockholders, as the case may be, pursuant to the transaction, whether or not consummated, for which you are engaged to render financial advisory services bears to (ii) the fee paid or proposed to be paid to Clipper in connection with such engagement.




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            Our indemnity, reimbursement and contribution obligations under this letter agreement shall be in addition to any rights that Clipper or any indemnified person may have at common law or otherwise.

            We hereby consent to personal jurisdiction and service and venue in any court in which any claim which is subject to this letter agreement is brought against Clipper or any other indemnified person.

            It is understood that, in connection with Clipper's above-mentioned engagement, Clipper may also be engaged to act in one or more additional capacities, and that the terms of the original engagement or any such additional engagement may be embodied in one or more separate written agreements. The provisions of this letter agreement shall apply to the original engagement, any such additional engagement and any modification of the original engagement or such additional engagement and shall remain in full force and effect following the completion or termination of Clipper's engagement(s).

            This Indemnification Agreement, and all of the provisions and protections hereof, shall survive and remain in full force and effect following the completion or termination of Clipper's engagement(s), and Clipper's rights, and the obligations of TA Holdings Corporation and TA Operating Corporation hereunder, shall survive and remain in full force and effect following the termination of Clipper's engagement for any reason.


Very truly yours,

TA HOLDINGS CORPORATION


By:
   ------------------------------


TA OPERATING CORPORATION


By:
   ------------------------------





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Accepted:

THE CLIPPER GROUP, L.P.


By:
   ------------------------------

CLIPPER CAPITAL PARTNERS, L.P.


By:
   ------------------------------